Exhibit 99.5

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT, dated April 12, 2022, is made by Alfi, Inc., a Delaware corporation (the “Debtor”), in favor of Lee Aerospace, Inc., a Kentucky corporation (together with its successors and assigns, the “Secured Party”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit and Security Agreement, dated of even date herewith (as the same may be amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”), by and between the Debtor and the Secured Party, the Secured Party has agreed to make loans to the Debtor upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to the Credit Agreement, the Debtor has agreed to deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and to make loans to the Debtor thereunder, the Debtor hereby agrees with the Secured Party as follows:

Section 1.       Defined Terms. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

Section 2.       Grant of Security Interest in Trademark Collateral. The Debtor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a security interest in, all of its right, title and interest in, to and under the following Collateral owned by the Debtor (the “Trademark Collateral”):

(a)            all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including those referred to on Schedule 1 hereto;

(b)            all renewals and extensions of the foregoing;

(c)            all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)            all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.

Section 3.       Credit Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Credit Agreement and the Debtor hereby acknowledges and agrees that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4.       Debtor Remains Liable. The Debtor hereby agrees that, to the extent required by the Credit Agreement, the Debtor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Trademarks and IP Licenses subject to a security interest hereunder.

Section 5.       Counterparts. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6.                   Governing Law. This Trademark Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Florida.

IN WITNESS WHEREOF, the Debtor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Alfi, Inc.

By:	/s/ Peter Bordes
Name:	Peter Bordes
Title:	Interim CEO

ACCEPTED AND AGREED
as of the date first above written:
Lee Aerospace, Inc.

By:	/s/ James Lee
Name:	James Lee
Title:	President